UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 14, 2014
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) The Company has entered into an offer letter (the “Offer Letter”) with Mr. Jeff Hawthorne dated April 11, 2014 whereby Mr. Hawthorne was appointed Chief Executive Officer and President of the Company effective April 14, 2014.  Mr. Hawthorne was also appointed as a member of the Board of Directors effective April 14, 2014. Pursuant to the Offer Letter, Mr. Hawthorne’s salary will be $250,000 per year, which may be changed in the Company’s sole discretion based upon Mr. Hawthorne’s or the Company’s performance.  In addition, Mr. Hawthorne will be eligible to receive a discretionary pro-rata cash bonus up to 100% of his annual salary based on his performance and the Company’s performance. The Company will provide Mr. Hawthorne a housing allowance of up to $3,000 per month until Mr. Hawthorne relocates to the Houston area.  The Company will reimburse Mr. Hawthorne up to $60,000 for moving expenses.  On Mr. Hawthorne’s start date of April 14, 2014, the Company granted to Mr. Hawthorne 150,000 shares of restricted stock of the Company.  The shares of restricted stock shall vest 1/3rd on the one year anniversary of the date of grant, 1/3rd on the two year anniversary of the date of grant, and 1/3rd on the three year anniversary of the date of grant.  As an “at-will” employee, Mr. Hawthorne’s employment can be terminated by the Company or by him, at any time and for any reason.   However, upon Change of Control, Mr. Hawthorne will receive a severance of 2 times annual base salary and all remaining options and restricted shares of stock shall become vested immediately.

Mr. Hawthorne (age 56) — On April 14, 2013, Jeff Hawthorne was appointed our Chief Executive Officer, President and a director.  From January 2009 to April 2013, Mr. Hawthorne has been a business advisor to various companies.   From March 2012 to February 2013, Mr. Hawthorne served as senior vice president and general manager of the MOCVD business unit at Veeco, where he was responsible for revenue of $300 million and 350 employees.  From November 1991 to October 2008, Mr. Hawthorne had risen through the ranks at Photon Dynamics, from inspection system applications engineer to VP of development and president of its image processing division, then eventually president and CEO of the company before it was acquired by Orbotech for $290 million. The company was the leading supplier of test, repair and inspection equipment for the flat panel display industry, with 350 employees and operations in Japan, Korea, Taiwan and China. As president and CEO, he oversaw multiple new product introductions, which drove the company’s market share to 80%, and grew annual revenues from $70 million to $180 million. Earlier in his career, Hawthorne held various technical and management roles at companies in flat panel display engineering consulting and the development of custom thin film deposition equipment used for semiconductor, solar and wear coating applications. Since October 2012, Mr. Hawthorne currently serves as a director on the board of directors at Iteru Systems, a developer of a unique enterprise data management platform. Since October 2008, Mr. Hawthorne is also a member of the visiting committee for Dean of Engineering School at the University of Rochester, as well as a member of the selection panel at the University of Rochester Technology Development Fund.  Mr. Hawthorne holds a Master of Science in Optical Engineering from the University of Rochester, Institute of Optics and a Bachelor of Science, Cum Laude, in Engineering Physics from the University of Colorado, Boulder. Mr. Hawthorne also attended the Stanford Executive Program at Stanford University’s Graduate School of Business. Mr. Hawthorne is also an inventor on seven patents in automated machine vision technology for inspection and test of flat panel displays.

There is no family relationship between Mr. Hawthorne and the Company’s officers and directors.  The Company has not entered into any transaction with Mr. Hawthorne that requires disclosure under Item 404(a) of Regulation S-K.

A copy of the Offer Letter is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description does not purport to be a complete and is qualified in its entirety by reference to the Offer Letter.

ITEM 8.01.  OTHER EVENTS

On April 14, 2014 the Company issued a press release disclosing Mr. Hawthorne’s employment.  A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated as of April 11, 2014, by and between the Company and Mr. Jeff Hawthorne
99.1	Press Release dated April 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2014	By:	/s/ Jeffrey W. Tomz
		Name:	Jeffrey Tomz
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter, dated as of April 11, 2014, by and between the Company and Mr. Jeff Hawthorne
99.1	Press Release dated April 14, 2014.